Exhibit 10.1

PRIME VENDOR AGREEMENT

By and Between

AmerisourceBergen Drug Corporation, a Delaware corporation

And

Longs Drug Stores California, Inc., a California corporation

TABLE OF CONTENTS

1. DEFINITIONS; EXHIBITS; RULES OF CONSTRUCTION		1
A.	Definitions	1
B.	Exhibits and Attachments	2
C.	Rules of Construction	2
D.	Prior Agreement	2
2. SUPPLY AND PURCHASE COMMITMENTS		3
A.	Products	3
B.	Pharmacies	5
C.	Contract Administration	6
3. DUTIES OF ABDC		7
A.	Orders and Services	7
B.	Longs Locations and Deliveries	7
C.	Delivery Times	8
D.	Title And Risk Of Loss	8
E.	Emergency Orders	8
F.	Adjusted Service Level Commitment	8
G.	Manufacturer Agreements	8
4. DUTIES OF LONGS		8
A.	Late Fees	8
B.	Longs’ Affiliates	8
5. IMPLEMENTATION OF CONTRACT		9
A.	Orders and Deliveries	9
B.	Returned Goods	9
C.	Services in Hawaii	9
D.	Central Fill Pharmacy Service	9
E.	Program	9
F.	Additional Value-Added Services	9
G.	Additional Facilities	9
H.	RePack Program	9
6. RECORDS; AUDITS		9
A.	Records	9
B.	* Files	9
C.	*	10
D.	Periodic Audit	10
E.	Audit Fees	11
F.	Contract Compliance	11
7. TERM OF AGREEMENT		11
A.	Term	11
B.	ABDC’s Termination Rights	12
C.	Longs’ Termination Rights	12
D.	Mutual Termination Rights	13
E.	Survival Upon Termination	13
F.	Automatic Extension	13
G.	*	13

*	Subject to a request for confidential treatment; Separately filed with the Commission.

- i -

8. REPRESENTATIONS AND WARRANTIES		13
A.	Compliance With Laws	13
B.	Goods	13
C.	Qualified Suppliers	14
9. INSURANCE AND INDEMNITY		14
10. RECALL		15
11. FORCE MAJEURE		15
12. NOTICES		16
13. CONFIDENTIALITY		17
A.	Confidential Information	17
B.	HIPAA Compliance	17
C.	Patient Confidentiality	18
14. SOFTWARE LICENSE		18
A.	License	18
B.	Limited Warranty	18
C.	Remedy	18
15. MISCELLANEOUS		18
A.	Entire Agreement	18
B.	No Assignment	19
C.	EEO Requirements	19
D.	Independent Contractors	19
E.	No Waiver	19
F.	Severability	19
G.	Successors and Assigns	19
H.	Choice of Law; Applicable Law; Remedies	19
I.	Dispute Resolution	19
J.	Billing Disputes; *	20

EXHIBITS

EXHIBIT 1 -	PRICING / PAYMENT TERMS
EXHIBIT 2 -	* PROGRAM
EXHIBIT 3 -	ORDERS AND DELIVERY
EXHIBIT 4 -	RETURNED GOODS POLICY
EXHIBIT 5 -	SERVICES IN HAWAII
EXHIBIT 6 -	CENTRAL FILL PHARMACY SERVICE
EXHIBIT 7 -	* PROGRAM
EXHIBIT 8 -	ADDITIONAL VALUE-ADDED SERVICES

ATTACHMENTS

ATTACHMENT A - Defined Terms

ATTACHMENT B -         *        Category List (Fine Line Codes)

*	Subject to a request for confidential treatment; Separately filed with the Commission.

- ii -

PRIME VENDOR AGREEMENT

This Prime Vendor Agreement (“Agreement”) is made as of March 14, 2006 (“Execution Date”) by AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”), and Longs Drug Stores California, Inc., a California corporation (“Longs”).

A. ABDC is a national distributor of pharmaceutical and other products, including prescription pharmaceuticals (“Rx”) and over-the-counter pharmaceuticals (“OTC”), nutritional, health and beauty care products (“HBC”) and home health care products (“DME”) (collectively, “Products”), and a provider of related services to be provided under this Agreement (collectively, “Services”);

B. Longs owns and operates a chain of retail pharmacies (“Pharmacies”) in various states, including California, Nevada, Oregon, Washington, Hawaii and Colorado and certain central fill pharmacies, warehouses, specialty pharmacies (“Specialty Pharmacies”), mail order pharmacies (“Mail Order”), and pharmacy benefit management (“PBM”) operations (collectively, “Other Facilities”);

C. Longs and ABDC are parties to that certain RxD Warehouse and Direct Store Delivery Primary Supplier Agreement, dated February 1, 1999, as amended to date (“Prior Agreement”);

D. Longs and ABDC intend by this Agreement to replace and supersede the Prior Agreement and to set forth herein their obligations to each other for an arrangement under which ABDC will provide Products and Services to Longs (“Program”) effective as of July 1, 2006 (“Effective Date”); and

E. Longs and ABDC or their affiliates are parties to the following additional agreements related to the Products and Services to be supplied hereunder, each of which (as amended to date) shall remain in effect according to its terms after the Effective Date:

1.	certain agreements between Longs and AutoMed Technologies, Inc. (“AutoMed”), an affiliate of ABDC;

2.	an agreement between Longs and American Health Packaging, Inc., an affiliate of ABDC, dated as of October 15, 2002 (“RePack Agreement”); and

3.	the Pharmacy Data Services Agreement, dated February 25, 2005, between the parties.

NOW THEREFORE, the parties hereto agree as follows:

1.	DEFINITIONS; EXHIBITS; RULES OF CONSTRUCTION

A. Definitions. Terms used as defined terms herein shall have the meanings as set forth in Attachment A, which includes an index to terms defined in the text of this Agreement.

B. Exhibits and Attachments. The Table of Contents hereto sets forth a list of all Exhibits and Attachments to this Agreement, each of which is incorporated herein by reference.

C. Rules of Construction.

1.	The term “including” means “including, without limitation” unless the context clearly indicates otherwise.

2.	All references in this Agreement to articles, sections, exhibits or attachments, unless otherwise expressed or indicated, are to the articles, sections, exhibits or attachments to this Agreement.

3.	References to terms set forth “herein,” obligations to be performed “hereunder,” and similar phrases shall be construed as references to this Agreement.

4.	Words importing persons include, where appropriate, firms, associations, partnerships, trusts, corporations and other legal affiliates, including public bodies, as well as natural persons.

5.	Words importing the singular include the plural and vice versa. Words of the masculine, feminine or neuter genders are each deemed to include the correlative words of the other genders.

6.	All references to a number of days mean calendar days, unless expressly indicated otherwise.

7.	The article, section and attachment headings and any table of contents (except to the extent it incorporates exhibits and attachments pursuant to Section 1(B)) are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

8.	All references herein to this “Agreement” shall include the attachments and exhibits referenced in the body of this Agreement.

D. Prior Agreement.

The term of the Prior Agreement, as amended, is agreed to be extended through June 30, 2006, and will terminate as of the Effective Date. Except as otherwise agreed, the rights and obligations of the parties under the Prior Agreement that accrued prior to its termination will not be extinguished, but will be satisfied according to the terms of the Prior Agreement. Notwithstanding the foregoing, if Longs meets its obligation to purchase        *        in branded Rx net purchases under the Prior Agreement earlier than June 30, 2006, the Prior Agreement will not expire until June 30, 2006. As of the Effective Date, Longs’ obligation to purchase        *        in branded Rx net purchases under the Prior Agreement        *        under Section 11A of the Prior Agreement (as added by the 6th Amendment thereto).

*	Subject to a request for confidential treatment; Separately filed with the Commission.

2.	SUPPLY AND PURCHASE COMMITMENTS

A. Products. This Agreement encompasses several categories of Products to be supplied by ABDC to Longs hereunder, each of which is subject to different pricing terms, and some of which are governed by different sets of commercial terms.

1.	Quantity, Price and Terms. These categories and the supply and purchase commitments hereunder applicable to each are as follows:

a)	Branded Rx Products.

Category Definition	Branded Prescription Pharmaceuticals.

Quantity	ABDC will be the “primary vendor” of Branded Rx Products to Longs, meaning that ABDC agrees to supply to Longs * of all Branded Rx Products purchased by Longs for its: (i) Pharmacies; (ii) central fill pharmacies; (iii) Mail Order; (iv) pharmacies primarily serving assisted-living and long-term-care facilities (“LTC Pharmacies”); (v) Specialty Pharmacies; and (vi) PBM operations, and that Longs agrees to purchase the Total Branded Rx Net Purchase Volume within a period as set forth in Section 7(A) hereof and in Exhibit 1, Section 3.

Pricing	All Branded Rx Products shall be priced at * as in effect at the time Longs places its order, *

Special Terms	* Products will be priced as and included in Branded Rx Products as set forth in Exhibit 1, Section 1(A)(2).

b)	* Products, Longs Contracted Generic Products and Other Generic Rx Products.

(i)	* Products.

Category Definition	* Products.

Quantity	As provided in Exhibit 2, Longs will participate in ABDC’s preferred generic formulary program (“ * Program”), pursuant to which ABDC will supply to Longs * , and Longs will purchase from ABDC * , of those Generic Rx Products represented in the ABDC * Program ( * ); provided, however, Longs may elect to * .

Pricing and Terms	Pricing of Generic Rx Products purchased pursuant to the * Program (“ * Products”) is based on *

*	Subject to a request for confidential treatment; Separately filed with the Commission.

(ii)	Longs Contracted Generic Products.

Category Definition	“Longs Contracted Generic Products” consist of those Generic Rx Products that Longs purchases pursuant to contract directly with such Product’s manufacturer, or through a collective buying group or other group purchasing organization (“GPO”) or any other party, and which ABDC administers on behalf of Longs and for which ABDC provides warehousing and delivery services hereunder.

Quantity	Longs’ Contracted Generic Products that are * .

Pricing and Terms	Longs pricing for Longs Contracted Generic Products will be based on the * of such Products ( * ).

(iii)	Other Generic Rx Products.

Category Definition	“Other Generic Rx Products” consist of Generic Rx Products that Longs buys from ABDC, but which are not offered under the * Program and are not Longs Contracted Generic Products.

Quantity	As ordered by Longs, provided, however, that Longs has no minimum obligation with respect to Other Generic Rx Products.

Pricing and Terms	Pricing for Other Generic Rx Products will be * , unless the parties mutually agree an adjustment is appropriate.

c)	Non-Rx Products.

“Non-Rx Products” include all non-prescription Products other than those non-prescription Products that are        *        Products. Non-Rx Products consist of (i)        *        Non-Rx Products and (ii) any        *        Non-Rx Products (as such terms are defined, respectively, in        *        below).

(i)	* Non-Rx Products.

Category Definition	The category “ * Non-Rx Products” includes all Non-Rx Products (which does not include * Products) other than * Non-Rx Products.

Quantity	As ordered by Longs.

Pricing	Pricing of * Non-Rx Products for Mainland delivery is based on * , and subject to the * .

Special Terms	As set forth in Section 1(D) of Exhibit 1. * Non-Rx Products in Hawaii are treated under Exhibit 5.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

(ii)	* Non-Rx Products.

Category Definition	* Non-Rx Products consist of those categories of Non-Rx Products as listed on Attachment B (“ * Category List”), subject to Section 1(C)(2)(a) of Exhibit 1.

Quantity	As ordered by Longs.

Pricing	Pricing for all * Non-Rx Products shall be * .

2.	Quantity Measurement. Except as otherwise provided, percentages herein are to be measured by dollar volume on an annual basis.

3.	Quantity Exclusion. Products that Longs purchases from other suppliers because ABDC has been unable to supply within the time periods required in this Agreement, including under Exhibit 3: (i) shall not count against the * and (ii) shall be * .

B. Pharmacies.

1.	Pharmacies within the scope of this Agreement consist of all Pharmacies owned and operated by Longs as of the Effective Date, subject to the following:

a)	Pharmacies newly opened by Longs shall be deemed added to the scope of this Agreement upon opening;

b)	existing Pharmacies acquired by Longs in the ordinary course of its business shall be deemed added to the scope of this Agreement (in all cases pursuant to a reasonable transition plan agreed upon by the parties) upon the later to occur of:

(i)	closing of the acquisition, or

(ii)	the earliest time when Longs may terminate existing agreements for the supply of Products to such Pharmacies without breach or payment of charges for early termination; * , or

(iii)	if the existing supply agreement for any such existing acquired Pharmacy is * ; and

c)	Pharmacies closed or sold by Longs from time to time in the ordinary course of its business (and thereafter not operated by Longs) shall be deemed deleted from the scope of this Agreement upon such event.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

2.	Acquisitions.

a)	In the event that, during the Term, Longs makes any acquisition of a group of pharmacies (“New Pharmacy Chain”), such acquisition is subject to Section 2(B)(1)(b) above, provided, however, that Longs will allow a reasonable period of time to enable ABDC to arrange logistics infrastructure, before activating the Adjusted Service Level Commitment under Exhibit 3 with respect to the New Pharmacy Chain.

b)	Further, for any acquisition of a New Pharmacy Chain of at least * new Pharmacies to be added to this Agreement, that were not supplied by ABDC at the time of the acquisition (other than any Pharmacy whose existing supply arrangement with ABDC is terminated in connection with the acquisition by Longs and then resumed under Longs’ ownership), * :

*	*	*
*	*	*
*	*	*
*	*	*
*	*	*
*	*	*

c)	* .

C. Contract Administration.

1.	Longs’ Supplier Contracts Administered by ABDC.

In administering Longs’ GPO or other supplier contracts for Rx and Non-Rx Products which Longs elects to have administered by ABDC, Longs will (a) provide ABDC with the material terms of all such contracts to enable ABDC to load relevant data into its ordering and other systems, (b) comply with each supplier’s terms in order to afford ABDC the ability to receive appropriate pricing chargebacks thereunder, and bear the economic risk of the inability to receive chargebacks due to Longs’ failure to comply with such terms of the supplier’s contract terms, and (c) with respect to Rx Products, use all Products for its “own use” (as defined in judicial and legislative interpretations).

*	Subject to a request for confidential treatment; Separately filed with the Commission.

2.	Rx Supplier Contract.

ABDC must notify Longs whether it is purchasing Rx Products primarily for Longs under a Longs’ GPO or other supplier contract, and in any such case (effective after the date of such notice), Longs will (a) provide reasonable notice but not less than 30 days’ notice before it changes suppliers, and (b) upon changing suppliers, use commercially reasonable efforts to assist ABDC in disposing of a reasonable amount of excess inventory that was acquired for Longs. When invoiced, Longs will promptly reimburse ABDC for any unpaid chargebacks with respect to such Rx Products that are (x) denied by a Longs GPO or manufacturer/supplier or (y) not paid within forty-five (45) days and, in either case, Longs will look to such GPO or manufacturer/supplier (and not to ABDC) for redress of any such issues. As used in this Section 2(C), an Rx GPO or other supplier contract will be considered as “primarily for Longs” when Longs’ Net Purchases constitute        *        of ABDC’s sales of such Product, as measured separately for each DC servicing Longs hereunder.

3.	Non-Rx Special Purchase Contracts.

(a)	ABDC shall have no obligation to purchase Non-Rx Products that, * .

(b)	Notwithstanding the foregoing, * .

3.	DUTIES OF ABDC

A. Orders and Services. ABDC will accept and fill all orders placed by Longs in accordance with this Agreement. Orders will be placed and filled at least in accordance with the minimum standards set forth below and in Exhibit 3. When available, ABDC will provide Longs with the capability to place orders for Class II controlled substances using the electronic CSOS ordering system, at        *        . Each party shall perform its obligations hereunder in accordance with the performance requirements set forth in this Agreement, but in all cases at least to the standard of care and competence of an experienced professional engaged in the regular performance of similar activities.

B. Longs Locations and Deliveries.

1.	Pharmacies. ABDC will deliver Products to each Pharmacy for direct store delivery (also known as “DSD”), within the existing service areas six days per week (Monday – Saturday), once per day, during normal business hours. The existing service areas are those areas where existing Pharmacies are served as of the Effective Date, excluding * .

2.	Warehouses and Large Volume Facilities. ABDC will deliver Products to Longs at Warehouses and Large Volume Facilities (each as defined in Exhibit 1, Section 1(A)(1)) within existing service areas, in all cases during normal business hours, as set forth below:

Warehouses	Five days/week-M-F	once per day M-F
HRx and SRx	Five days/week-M-F	once per day M-F
Large Volume Facilities	Six days/week-M-S	twice per day M-F once per day Saturday

*	Subject to a request for confidential treatment; Separately filed with the Commission.

C. Delivery Times. ABDC shall use best efforts to deliver to each of Pharmacies, Warehouses and Large Volume Facilities        *        on each delivery day. ABDC does not make normal deliveries on holidays or its scheduled physical inventory days (        *        ) in an ABDC distribution center (“DC”).

D. Title And Risk Of Loss. All Products are shipped F.O.B. Longs’ receiving location, with freight prepaid for normal delivery. Title and risk of loss pass upon delivery to Longs.

E. Emergency Orders. ABDC will use all reasonable efforts to meet a requested delivery time for emergency orders. Longs will reimburse ABDC’s        *        . If ABDC cannot meet requested emergency delivery times, Longs may fill emergency orders on such occasions using another provider.

F. Adjusted Service Level Commitment. ABDC shall perform its delivery obligations in compliance with the Adjusted Service Level Commitment pursuant to Exhibit 3.

G. Manufacturer Agreements. As ABDC (but typically not Longs) is a party to contracts with Product manufacturers, ABDC shall        *        .

4.	DUTIES OF LONGS

A. Late Fees. Longs will pay all invoices and other charges by their due date pursuant to Exhibit 1; provided, however,        *        . If such payment is not received by ABDC by the due date (other than due to        *        ), ABDC will assess a late payment fee as follows:

(1)	* .

(2)	For each of the * a payment is late (or on the first day following * ), ABDC will assess a late fee of * .

(3)	ABDC’s right to assess a late fee for Longs’ payment delays does not relieve Longs of its obligation to make prompt payment in accordance with this Agreement.

B. Longs’ Affiliates. Purchases by Longs’ affiliates from ABDC will be (1) entitled to pricing as provided hereunder, (2) included within the quantity of Longs’ purchases for purposes of this Agreement and (3) considered as purchases by Longs hereunder. As used above, “Longs’ affiliates” consists of all entities owned and controlled by Longs Drug Stores Corporation.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

5.	IMPLEMENTATION OF CONTRACT

A. Orders and Deliveries. Terms regarding orders and deliveries of Products hereunder, together with required Service Levels and credits related thereto, are as set forth in Exhibit 3.

B. Returned Goods. Terms regarding returns of goods (“Returned Goods Policy”) are as set forth in Exhibit 4.

C. Services in Hawaii. Special terms regarding sales of Products and provision of Services for Pharmacies and Longs’ central fill pharmacy in Hawaii (“HRx”) are as set forth in Exhibit 5.

D. Central Fill Pharmacy Service. Terms regarding provision of Services for Longs’ Mainland central fill pharmacies, Escalante and SRx in Southern California, are set forth in Exhibit 6.

E.         *        Program. Special terms regarding the        *        program are as set forth in Exhibit 7.

F. Additional Value-Added Services. Terms regarding additional Services to be provided by ABDC are as set forth in Exhibit 8.

G. Additional Facilities. Purchases by and Services to be provided by ABDC to Specialty Pharmacies, LTC Pharmacies, and PBM operations are included under this Agreement.

H. RePack Program. The parties intend to negotiate in good faith for a new agreement to amend or replace the RePack Agreement, if such agreement can be concluded on mutually satisfactory terms.

6.	RECORDS; AUDITS

A. Records. ABDC will maintain records related to Products and transactions under this Agreement in compliance with applicable law. In the event that Longs has a reasonable business need (for purposes other than audits, reviews or inquiries pursuant to the other sub-sections of this Section 6) to review such records of ABDC: (1) for the immediately preceding        *        , ABDC will make such records available to Longs; and (2) for prior periods, ABDC will make such records available to Longs only to the extent it has preserved such records (without obligation hereunder to do so). In either case, (1) if the records requested by Longs with respect to such        *        can be produced or generated by ABDC in the ordinary course of its operations (including reports generated by standard computer data-base inquiry), ABDC will provide such records        *        , and (2)        *        , Longs will reimburse ABDC its costs of producing or generating such records or reports.

B.         *        Files. To provide Longs with a means to order Products,        *        , ABDC will provide        *        hereunder on         *        basis. Further, ABDC will provide Longs with a

*	Subject to a request for confidential treatment; Separately filed with the Commission.

        *        for Products available to Longs. Such        *        will be provided in a format and manner consistent with current practice between the parties as of the Execution Date, with any changes therein subject to mutual agreement, which agreement will not be unreasonably withheld or delayed. ABDC will make commercially reasonable efforts so that (1)        *        provided by ABDC to Longs will include        *        and stocked by DCs that service Longs and (2)        *        provided to Longs will be complete and accurate.

C.         *        . ABDC will continue to show all        *        statements to Longs, accompanied by supporting detail showing the basis for        *        , with any changes therein subject to mutual agreement, which agreement will not be unreasonably withheld or delayed.

D. Periodic Audit.

1.	For purposes of audit under this Section 6(D), ABDC will maintain records of all transactions under this Agreement (i) for the * during the Term and (ii) for the * immediately prior to the expiration or earlier termination of this Agreement for at least * following such expiration or earlier termination; provided, however, if a dispute exists relating to any earlier periods, ABDC also will maintain records related to such dispute until such dispute is resolved. Longs will have the right to review the relevant records of ABDC pertaining to the business transactions covered under this Agreement for the purpose of verifying ABDC’s compliance with the terms of this Agreement and the following:

a)	* ;

b)	* ;

c)	* ; and

d)	* .

2.	Not more than * per Contract Year, Longs will have the right to review the relevant records of ABDC pertaining to the business transactions under this Agreement for the purpose of verifying ABDC’s compliance with the terms of this Agreement (each a “Periodic Audit”) within the previous twelve (12) month period (“Audit Period”) (provided that the first Periodic Audit may include transactions under both this Agreement and the Prior Agreement during such period). Periodic Audits may be conducted only during ordinary business hours and upon reasonable notice. * .

3.	ABDC shall produce supporting cost information * .

4.

For each audit, with regard to the next step procedures, Longs and ABDC shall work together for up to        *        days or as extended by mutual consent to determine whether they can resolve the issues or if additional testing or procedures shall be performed. Each party will propose to the other next step procedures reasonably designed to generate information which would resolve the audit issues identified in the initial Periodic Audit.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

The parties will cooperate reasonably to limit the scope of such next steps to those Product categories, DCs, locations, processes or other areas in which the identified audit issues appeared.

5.	If ABDC and Longs are unable to resolve any disagreement related to such audits, or agree upon next step or additional next step testing that should be performed within * days (or such period as extended by mutual consent) after such disagreement is notified by either party to the other, then such disagreement shall be submitted to a mutually satisfactory independent auditor for resolution. If the parties cannot agree * . Any amounts payable as a result of such resolution shall be paid within * of receipt of the independent auditor’s report.

E. Audit Fees. Each party shall bear its own costs and expenses relating to each Periodic Audit and share equally the cost of the independent auditor described in Section 6(D)(5).

F. Contract Compliance. Longs’ opportunity to verify pricing accuracy pursuant to this Section 6 does not relieve ABDC of its obligation to correctly invoice charges and issue credits and to promptly correct any identified errors that may occur during the Term. Inaccurate pricing or other over- and under-charges shall be corrected in the ordinary course of business, as described in Section 15(J), (any prior corrections shall not be duplicative of corrections resulting from an audit).

G. Additional Inquiries. In addition to conducting Periodic Audits, if during the course of this Agreement Longs reasonably determines that billings may have been rendered in error, Longs retains        *        . Any such additional inquiries may not extend to periods earlier than the then-current Contract Year and        *        .

7.	TERM OF AGREEMENT

A. Term. Subject to a party’s right to terminate this Agreement as provided herein, the term of this Agreement (the “Term”) will initially extend from the Effective Date through such date as Longs has purchased its Total Branded Rx Net Purchase Volume (as defined in Section 3 of Exhibit 1). Notwithstanding the foregoing obligation to purchase the Total Branded Rx Net Purchase Volume, the Term will extend through at least June 30, 2009 unless terminated as provided below in this Section 7.

1.	Either party may terminate this Agreement effective upon a date after Longs has purchased the Total Branded Rx Net Purchase Volume, but not earlier than June 30, 2009, by giving written notice to the other of its intent to terminate not less than 90 days prior to the effective termination date.

2.	In the event that Longs’ purchases of Branded Rx Products from ABDC hereunder do not meet the Total Branded Rx Net Purchase Volume amount by June 30, 2012, but nonetheless Longs provides reasonable documentation to establish that it has * , this Agreement will terminate effective June 30, 2012.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

3.	In the event that Longs’ purchases of Branded Rx Products from ABDC hereunder do not meet the Total Branded Rx Net Purchase Volume amount by June 30, 2012, and Longs has not * , this Agreement will automatically be extended for an additional * or, if earlier, until Longs meets the Total Branded Rx Net Purchase Volume. During the final year of the extended term, if any as provided above, all terms of this Agreement shall remain in effect and, in addition, during such year * .

B. ABDC’s Termination Rights.

1.	ABDC may terminate this Agreement, by giving written notice to Longs during March 2009, in the event of a Material Change in ABDC’s business as defined herein, such termination to be effective no earlier than January 31, 2010. ABDC shall provide with such notice information establishing a reasonable basis for its conclusion that a Material Change has occurred. If such notice is not given during March 2009, this right will be deemed to have been waived. A “Material Change” means that both (a) there has been a reduction in ABDC’s “incremental net earnings” on sales to Longs hereunder (over a period of at least * ) by at least * as compared to ABDC’s incremental net earnings when calculated in the same manner over any earlier * period during the Term and (b) ABDC’s incremental net earnings on sales to Longs under this Agreement are no more than * . Following such notice, the parties will engage * or another national accounting firm of comparable size, scope and stature reasonably acceptable to both parties (“ITP”) to validate both such elements. By way of example, to have the right to terminate, ABDC’s earnings would have to decline from * to * ( * ; that is, a * reduction in order to reach * ) or, as a different example, from * ( * ) to * ( * , a * reduction). “Incremental net earnings” means ABDC’s * attributable to sales to Longs under this Agreement, including * for such sales but without * .

2.	ABDC shall provide * .

3.	During the period after notice of termination due to Material Change and until such termination is effective, the parties will continue to perform their respective obligations under this Agreement. The parties may attempt to negotiate a replacement agreement in lieu of termination, but if no new agreement is reached by the end of November 2009, the parties will plan for wind-down of supplies and services hereunder pursuant to Section 7(G).

C. Longs’ Termination Rights. Longs may terminate this Agreement upon occurrence of        *        .

*	Subject to a request for confidential treatment; Separately filed with the Commission.

D. Mutual Termination Rights. In addition to other available remedies, either party may immediately terminate this Agreement for cause upon written notice to the other party upon the other party’s:

1.	(a) filing an application for or consenting to appointment of a trustee, receiver or custodian of its assets; (b) having an order for relief entered in Bankruptcy Code proceedings; (c) making a general assignment for the benefit of creditors; (d) having a trustee, receiver or custodian of its assets appointed unless proceedings and the person appointed are dismissed within thirty (30) days; (e) insolvency within the meaning of Uniform Commercial Code Section 1-201 or failing generally to pay its debts as they become due within the meaning of Bankruptcy Code Title 11, Section 303(h)(1) (11 U.S.C. §303(h)(1)), as amended; or (f) certification in writing of its inability to pay its debts as they become due (collectively, “Bankruptcy”);

2.	failure to make any undisputed payment of * when due in accordance with the terms of this Agreement and such failure continues * after written notice thereof; or

3.	failure to perform any other material obligation of this Agreement and such failure continues for thirty (30) days after it receives notice of such breach from the non-breaching party; provided, however, if the other party has commenced to cure such breach within such thirty (30) days, but such cure is not completed within such thirty (30) days, it will have a reasonable time to complete its cure if it diligently pursues the cure until completion; and further provided that if such breach occurs more than three times during any twelve (12) month period, the non-breaching party may terminate this Agreement upon thirty (30) days’ written notice. “For cause” does not include Longs’ receiving a more favorable offer from an ABDC competitor.

E. Survival Upon Termination. Upon termination of this Agreement, all outstanding amounts will be payable according to their normal payment terms. Additionally, (1) within thirty (30) days Longs will return to ABDC all hardware, Software and other equipment, including ordering devices and totes, or pay to ABDC the replacement cost of such items that are not returned, and (2) ABDC will promptly deliver all Longs inventory purchased by Longs and not previously delivered and equipment held by ABDC.         *        . Obligations in any provision the context of which shows the parties intended it to survive will remain in effect after the Term.

F. Automatic Extension. Upon its expiration pursuant to Section 7(A), the Term will, thereafter, be extended on a month-to-month basis until either party gives at least ninety (90) days’ prior written notice to the other of its intention not to extend this Agreement.

G.         *        .

8.	REPRESENTATIONS AND WARRANTIES

A. Compliance With Laws. Each party will comply with all federal and state laws applicable to Products and Services hereunder.

B. Goods. ABDC hereby represents and warrants that the Products it ships will not be modified or adulterated by ABDC (or its employees, affiliates or subcontractors), and will be handled, shipped and stored in accordance with manufacturers’ instructions regarding the Products and in accordance with all applicable federal, state, and local laws now or hereafter in effect.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

C. Qualified Suppliers. In order to assist ABDC in complying with the foregoing, in the event Longs requests that ABDC acquire certain Products from a manufacturer or supplier that has not been a supplier of ABDC’s at the time of such request, Longs agrees that         *        .

9.	INSURANCE AND INDEMNITY

A. Longs. Longs will maintain in force a Commercial General Liability insurance policy, including Products Liability insurance, with limits of no less than        *        per incident and        *        aggregate for bodily injury including death and personal injury to persons and damage to property. ABDC will be named on such policies (up to such amounts) as an additional insured to the extent of Longs’ insurable liabilities assumed under this Agreement.

B. ABDC.

1.	ABDC will maintain in force a Commercial General Liability insurance policy, including Products Liability insurance, with limits of no less than * per incident and * aggregate for bodily injury including death and personal injury to persons and damage to property. Longs will be named on such policies (up to such amounts) as an additional insured, * .

2.	ABDC shall maintain in force a Commercial Auto Liability policy, with policy limits of no less than * per occurrence, and Workers Compensation and Employers Liability insurance with Statutory limits for Workers Compensation and limits of no less than * for Employers Liability. Any such Workers Compensation policy will allow ABDC to waive any of its and its insurer’s rights of subrogation against Longs.

C. Requirements. Such insurance policies shall be maintained with responsible insurers that have a Best’s financial rating of at least A-VII. Such policies may not be cancelled or materially reduced without thirty (30) days’ prior written notice to the additional insured. Each party shall furnish the other with a Certificate of Insurance upon request evidencing that such policy terms and conditions are maintained in force.

D. Indemnification

1.	Each party (“Indemnifying Party”) will indemnify and defend the other party, together with its employees and representatives (“Indemnified Party”), against all claims of third parties for damages (including the Indemnified Party’s expenses and reasonable attorneys’ fees) (“Claims”) to the extent caused by the Indemnifying Party’s breach of its obligations under this Agreement.

2.

If any third-party Claim is commenced against an Indemnified Party entitled to indemnification under Section 9(D)(1), notice thereof shall be given to the Indemnifying Party of its obligation to provide indemnification hereunder as promptly as practicable.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Failure to give prompt written notice of a Claim will not relieve the Indemnifying Party of liability except to the extent caused or contributed to by such failure. If, after such notice, the Indemnifying Party shall acknowledge that this Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice promptly delivered to the Indemnified Party, but in no event less than 10 days prior to the date on which a response to such Claim is due, to immediately take control of the defense and investigation of such Claim and to employ and engage attorneys reasonably satisfactory to the Indemnified Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense. The Indemnified Party shall cooperate, at the cost of the Indemnifying Party, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such Claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such Claim and any appeal arising therefrom. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that Claim. If the Indemnifying Party does not assume full control over the defense of a Claim subject to such defense as provided in this Section 9(D), the Indemnifying Party may participate in such defense, at its sole cost and expense, and the Indemnified Party shall have the right to defend the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.

10.	RECALL

ABDC will comply with all requirements for recalls of Rx Products in accordance with manufacturers’ instructions and all applicable law. ABDC will notify Longs of all Class I and Class II recalls immediately upon receipt of notice. ABDC will notify Longs of any other types of recalls or Product warnings or advice as instructed in the supplier’s notification.        *        . Longs consents to receiving notices, including Product updates, recalls, new Product launches and programs, advertisements and other marketing materials by facsimile (“fax”) machine from ABDC, its affiliates and their related companies, to the fax number set forth in Section 12, provided that fax notice is confirmed promptly thereafter as provided in Section 12.

11.	FORCE MAJEURE

If either party’s performance is prevented or delayed by labor disputes, fire, terrorism, acts of God or any other cause beyond its reasonable control (other than its financial inability to perform) and which such party is unable to prevent, including unavailability of Products due to manufacturer shortage, transportation, shortage of fuel, unavoidable delays by suppliers, loss of facilities or distribution, telecommunication or electrical system failures or interruptions, bank errors or delays, voluntary foregoing of the right to acquire or use any materials in order to comply with or accommodate government orders or requests, or compliance with law (“Force

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Majeure”), the affected party shall be excused from its failure to perform its obligations hereunder to the extent such failure is caused by the Force Majeure event, provided that the affected party (i) notifies the other party promptly of the cause complained of and the anticipated effect thereof under this Agreement and (ii) exercises all reasonable efforts to remove the disability and resume operations at the earliest possible date. In the event that ABDC’s supply of Products is restricted on account of Force Majeure, ABDC may reduce or eliminate such Products to the extent affected by the Force Majeure on a pro rata basis among all of ABDC’s customers ordering such Products. Any quantities of Products that ABDC is unable to deliver due to an event of Force Majeure shall be eliminated from this Agreement during the time in which the Force Majeure event is preventing such delivery. Longs may, in its sole discretion, with notice to ABDC, obtain any Products for which deliveries are reduced or eliminated, or services that are suspended, from a third party until such time as ABDC notifies Longs in writing of its ability to fulfill its obligations under this Agreement. Nothing in this Section 11 restricts Longs’ rights to        *        .

12.	NOTICES

All notices or demands of any kind that either party is required or desires to give or make upon the other in connection with this Agreement, or arising out of the relationship created hereby, shall be in writing and shall be given or made by (a) United States registered or certified mail, return receipt requested, postage prepaid, (b) personal delivery, (c) overnight courier, or (d) facsimile, in each case to the address or facsimile number below. Notice sent by certified or registered mail will be deemed delivered three (3) business days after mailing. Notice delivered personally will be deemed delivered on the date of actual delivery. Notice sent by overnight courier shall be deemed to have been given on the date of delivery confirmed by the courier service. Notice sent by facsimile will be deemed delivered on the day sent if sent during normal business hours of the receiving party (or, otherwise, on the first business day after the date of transmission), with a confirming copy by mail or overnight courier. Either party may change its contact information by a written notice delivered in accordance with this Section 12.

To Longs:	Longs Drug Stores California, Inc. 141 North Civic Drive Walnut Creek, California 94596 Attn: Chief Merchandising Officer Fax: (925) 210-6202

with a copy to:	Longs Drug Stores California, Inc. 141 North Civic Drive Walnut Creek, California 94596 Attn: Corporate Secretary Fax: (925) 210-6202

*	Subject to a request for confidential treatment; Separately filed with the Commission.

To ABDC:	AmerisourceBergen Drug Corporation 1300 Morris Drive Chesterbrook, PA 19087-5594 Attn: Senior Vice President, Retail Sales & Marketing Fax: 610-727-3601

with a copy to:	AmerisourceBergen Corporation 1300 Morris Drive Chesterbrook, Pennsylvania 19087-5594 Attn: General Counsel Fax: (610) 727-3612

13.	CONFIDENTIALITY

A. Confidential Information. Each party and its employees or representatives (“Receiving Party”) will protect all proprietary and confidential information (“Confidential Information”) disclosed by the other (“Disclosing Party”) and will not use or disclose, directly or indirectly, any Confidential Information except in connection with this Agreement or as otherwise agreed. Confidential Information does not include information (i) available on a non-confidential basis, (ii) known to the Receiving Party prior to disclosure hereunder, or (iii) required to be disclosed by applicable law, regulation, rule having the force of law, or subpoena or other enforceable legal process. Confidential Information includes any information that, together with publicly available information, would allow a third party to determine Confidential Information. This Agreement is confidential. Pricing and payment terms are confidential and shall not be shared with any third party and each party will remove Exhibit 1 and/or such other highly confidential provisions as the parties may agree (or request confidential treatment therefor) if it discloses this Agreement for any reason, including in a Securities and Exchange Commission filing. Before a party makes any disclosure it believes to be required by law, with regard to which confidential treatment is not assured by the recipient governmental agency, such party will notify the other party of such intended disclosure in sufficient time and manner as to allow the other party reasonable opportunity to request confidential treatment of such information.

B. HIPAA Compliance. Each party will comply with applicable provisions of the Health Insurance Portability and Accountability Act of 1996 (42 USC § 1320d through d-8), including applicable regulations and federal privacy regulations and federal security standards (“HIPAA”). Except as permitted by this Agreement and HIPAA, neither party will either use or further disclose any patient’s protected health information or individually identifiable health information (“Protected Health Information”). Each party will implement appropriate safeguards to prevent use or disclosure of Protected Health Information other than as provided for by this Agreement and HIPAA. Each party will promptly report any use or disclosure of Protected Health Information not provided for by this Agreement or in violation of HIPAA of which it becomes aware. If either party contracts with any agent to which it provides Protected Health Information, it will require that such agent is subject to restrictions and conditions applicable to it with respect to Protected Health Information. Notwithstanding the foregoing, the parties’ attorney-client, accountant-client, or other legal privileges will not be waived by virtue of these provisions.

C. Patient Confidentiality. Notwithstanding anything in this Agreement, including Section 13(B), Longs is not required to provide the names of patients, and may otherwise limit the provision of information to ABDC so as to comply with any applicable privacy laws.

14.	SOFTWARE LICENSE

A. License. ABDC grants Longs a non-exclusive, nontransferable and revocable license to use software and related documentation ABDC provides for use in the Program (“Software”). Longs may not make, or allow others to make, copies except one backup copy. Longs must include all proprietary notices in permitted copies. Longs may not modify Software or create derivative works and may not translate, reverse engineer, disassemble or decompile Software.

B. Limited Warranty. ABDC warrants that, for ninety (90) days from the Effective Date, (i) Software will perform substantially in accordance with its documentation if operated as directed and (ii) hardware provided by ABDC and diskettes, CD-ROMs or other media on which the Software is provided will be free from defects under normal use. During the Term, ABDC (x) warrants that all Software is provided        *        and (y) agrees to indemnify, defend and hold harmless Longs against any claims in violation of such warranty. ABDC DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, FOR HARDWARE AND SOFTWARE. No oral or written information provided by ABDC, its employees or other representatives will create any warranty.

C. Remedy. ABDC’s liability and Longs’ exclusive remedy for breach of warranties in Section 14(B) above will be, at ABDC’s option, to (i) repair or replace Software or hardware so it performs substantially in accordance with its documentation, (ii) advise Longs how to achieve substantially the same functionality using different procedures at no additional cost to Longs, or (iii) replace defective media or infringing Software returned within the warranty period. Such replacement will not extend the applicable warranty period.

15.	MISCELLANEOUS

A. Entire Agreement. Except as specifically provided herein, the Prior Agreement is terminated as of the Effective Date, and this Agreement constitutes the entire agreement between the parties with respect to its subject matter, superseding all prior contemporaneous understandings or agreements, and shall not be extended, varied, modified or supplemented except by an agreement in writing signed by the party to be charged. No course of dealing between the parties, nor any terms and conditions included on any invoices, receipts, bills or shipping documents or other commercial documents exchanged between the parties in the ordinary course of performance of this Agreement, shall be effective to amend or supplement this Agreement or waive any term, condition or remedy hereunder, unless such modification is reflected in a written amendment to this Agreement, and executed by a representative of each party who has or would reasonably be expected to have authority to execute this Agreement on behalf of such party.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

B. No Assignment. Neither party shall have the right to assign this Agreement or any interest therein without the prior written consent of the other, such consent not to be unreasonably withheld, except each party hereby consents to the other party’s assigning part or all of its obligations to any parent, subsidiary, and affiliate, or to any entity with which the assigning party may merge or consolidate, or any entity which may purchase the assigning party or a material part of its business or assets; provided, however, that (i) such entity will assume and agree in a writing delivered to the non-assigning party to perform the covenants of the assigning party contained in this Agreement and (ii) the assigning party will remain responsible for any breach of this Agreement by its assignee. The terms “parent,” “subsidiary,” and “affiliate” refer to any parent, subsidiary, or affiliate of the assigning party, provided such parent, subsidiary, or affiliate entity controls or is controlled by the assigning party or by persons or entities controlling or controlled by the assigning party. The term “control” refers to ownership of at least a majority of the voting stock of the entity controlled. Pursuant to the foregoing, Longs consents to ABDC’s assigning or granting a security interest in this Agreement in connection with any financing or securitization by ABDC or any affiliate.

C. EEO Requirements. ABDC warrants it does not and will not discriminate against any employee or applicant for employment because of race, creed, color, national origin, religion, gender, sexual preference, veteran status, handicap or as otherwise may be prohibited by law and will meet affirmative action obligations as are imposed by law.

D. Independent Contractors. The relationship of the parties shall at all times be and remain that of independent contractors and not agents of each other for any purpose whatsoever. Neither party shall have authority to create or assume any obligation, express or implied, in the name of or on behalf of the other or to bind it in any manner whatsoever.

E. No Waiver. The failure of either party to enforce at any time or for any period of time any one or more of the provisions hereof shall not be construed to be a waiver of such provisions of the right of such party thereafter to enforce each such provision.

F. Severability. If any provisions of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement.

G. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, and permitted assigns.

H. Choice of Law; Applicable Law; Remedies. This Agreement shall be construed in accordance with the laws of the State of California, without regard to the rules regarding conflicts of law, including the Uniform Commercial Code as adopted in California. Except where a remedy is stated as being exclusive, the rights and remedies of the parties set forth in this Agreement are not exclusive, and are in addition to those available under applicable law.

I. Dispute Resolution. The parties will attempt in good faith to resolve any controversy, claims, disputes, or differences of opinion arising in connection with this Agreement (collectively, a “dispute”) first by the use in good faith of mutual best efforts to arrive at an agreeable resolution. If, after negotiating in good faith for a period of ninety (90) days, or any agreed further period, the parties are unable to agree, then such dispute shall be negotiated between appointed counsel or senior executives of the parties who have authority to settle the dispute. The disputing party shall give the other party written notice of the dispute. Such dispute resolution process will be deemed to be confidential as settlement discussions. If the parties fail to resolve such dispute within forty-five (45) days of the disputing party’s notice, either party may undertake litigation in order to resolve any dispute connected with this Agreement. The parties agree to refrain from filing (or to cooperate in dismissing without prejudice) any legal action with respect to disputes regarding this Agreement prior to the conclusion of such dispute resolution process, except actions brought in whole or in part to compel such dispute resolution process, actions for temporary or permanent injunctive relief or actions that counsel to such party reasonably deems necessary to protect such party’s rights.

J. Billing Disputes;        *        . Longs will promptly submit to ABDC any requests for credits or other billing adjustments, including billing or pricing errors, with documentation supporting Longs’ position. Any billing or chargeback dispute must be brought to the attention of the other party within        *        after the first statement containing the disputed amount (or with respect to chargeback claims, any shorter period set forth in a written contract with a manufacturer against whom chargeback claims are asserted) or the parties will be deemed to accept the accuracy of such statements and to waive their right to dispute such amount, other than        *        , each of which must be brought within the time period(s) set forth therein. Upon such request, ABDC will promptly investigate and advise Longs whether it agrees with such request, and make an adjustment, or it will dispute such request. If ABDC disputes such request, in whole or in part, it will advise Longs of its reasons for doing so, and provide Longs with documentation supporting ABDC’s position. Upon a resolution in Longs favor, ABDC will post any adjustment to Longs’ account on the following statement. If the matter is not resolved to the parties’ satisfaction within        *        . The parties will respond promptly to reasonable requests from the other regarding any such matters, will exercise all reasonable efforts to resolve any such matters within such         *        period, and will exercise their best efforts to avoid        *        entirely. Any such disputes that are not resolved as set forth above, will be resolved by the parties through the dispute resolution process in Section 15(I) and the parties agree to follow such resolution before commencing action in any court of law concerning such dispute. Longs’ obligation to pay for invoices will be absolute, except as set forth herein. For any such dispute resolved in Longs’ favor (by agreement or otherwise), ABDC will post the adjustment (net overcharges or undercharges) to Longs’ account on the following statement (or, if later, after receiving an applicable supplier’s credit).

IN WITNESS WHEREOF, the parties have had a duly authorized officer, partner or principal execute this Prime Vendor Agreement as of its Execution Date.

LONGS:		ABDC:
Longs Drug Stores California, Inc.		AmerisourceBergen Drug Corporation

By:	/s/ Bruce E. Schwallie	By:	/s/ Jerry D. Cline
Name:	Bruce E. Schwallie	Name:	Jerry D. Cline
Title:	Executive Vice President	Title:	Group Vice President

*	Subject to a request for confidential treatment; Separately filed with the Commission.

EXHIBIT 1 TO PRIME VENDOR AGREEMENT

PRICING / PAYMENT TERMS

1.	PRICE OF GOODS

A. Branded Rx Products and        *        Products

1. The Price of Goods for Branded Rx Products and for        *        Products, in each case, equals        *        as set forth below. In this Agreement:

•	“Warehouses” means locations that order in bulk for purposes of redistributing to Pharmacies, in each case having a minimum Net Purchase volume of * per year in Product orders (including all Rx and Non-Rx Products) from ABDC.

•	“DSD” (or direct store delivery) means delivery directly to Pharmacies or Other Facilities other than those that qualify as Warehouses or Large Volume Facilities.

•	“Large Volume Facilities” means Pharmacies or Other Facilities having an annual Net Purchase volume of greater than * of Branded Rx Products from ABDC, as determined pursuant to Section 2(A)(2) of this Exhibit 1.

2. Price of Goods for Branded Rx Products and        *        Products hereunder will vary depending on the type of facility to which the Product is delivered, as follows:

Delivery to	Price of Goods
Warehouses	*
DSD	*
Large Volume Facilities	*

B. Generic Rx Products

1.         *        . Longs will participate in the         *        Program as set forth in Exhibit 2. The Price of Goods for Generic Rx Products within the        *        Program shall be as provided in Exhibit 2.

2. Longs Contracted Generic Products. The Price of Goods for Longs Contracted Generic Products will be        *        .

3. Other Generic Rx Products. (a) A        *        Price of Goods will apply to Other Generic Rx Products procured by Longs through ABDC. For clarity, Other Generic Rx Products does not include (i)        *        Products or (ii) Longs Contracted Generic Products.        *        .

(b) ABDC will provide        *        report (or a        *        report if ABDC is reasonably able to do so) to Longs of all Other Generic Rx Products purchased at        *        or

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 1- Page 1

pricing not pursuant to any contract agreement that includes: Product description, NDC number,        *        number, quantity purchased, and invoice price of purchase.

(c) “        *        ” pricing means        *        , subject to the terms set forth herein. During the Term, pricing for Other Generic Rx Products at        *        , when compared to a similar Product mix, unless otherwise agreed.

(d) ABDC will use commercially reasonable efforts to        *        .

C. Non-Rx Products (        *        Non-Rx Products and        *        Non-Rx Products).

1. For        *        Non-Rx Products, the Price of Goods for delivery within the continental U.S. (that is, not Alaska, Hawaii or US Territories, “Mainland”) is:

        *

        *

provided, however, that

(a)        *        ; and

(b) For clarity, as defined in Section 2(A)(1)(c)(i) of the body of the Agreement, the term “        *        Non-Rx Products” excludes         *        Non-Rx Products (which are priced pursuant to Section 1(C)(2) below of this Exhibit 1); and

(c) For the avoidance of doubt, any Products that Longs purchases directly from a manufacturer are not included in the foregoing calculations (as purchases of either Rx or Non-Rx Products), and further, as long as orders do not exceed levels in Section 1.1(e) of Exhibit 3, any Rx Products that Longs purchases from other suppliers because ABDC has been unable to supply within the time periods required in this Agreement, including under Exhibit 3, shall be        *        ; and

(d) A “Contract Year” means the 12-month period from July 1 to the next June 30.

(e) ABDC shall provide Longs with monthly statements of its calculations of Longs’ purchases on a Contract Year-to-date cumulative basis as compared to the        *        .

2.         *        Non-Rx Products

(a) “        *        Non-Rx Products” are Products that are        *        .

(b) Pricing for        *        Non-Rx Products shall be        *        . Longs may not increase its purchase of such Products following such notice so as to        *        (i.e.,        *        ). For the purpose of clarity, ABDC may immediately        *        Price of Goods        *        .

(c) Longs will procure directly and self-distribute most        *        Non-Rx Products.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 1- Page 2

3. Hawaii. The Price of Goods for Non-Rx Products purchased hereunder for delivery in Hawaii is set forth in Exhibit 5.

D. Additional Pricing Terms.

1. The Price of Goods set forth in Subsections (A) through (C) above includes ABDC’s Program fees for distribution and other Services as provided herein.

2. ABDC will add to the invoiced amount, to be shown as a separate line item, any applicable sales, use or other similar taxes assessed on sale of Products to Longs hereunder, subject to any applicable exemption or resale certification provided to ABDC by Longs pursuant to which such taxes are not assessed.

3. Drop shipments        *        , will be provided by ABDC        *        . Longs will pay the applicable Price of Goods and         *        related to drop shipments, if any, resulting from        *        .

2.	PAYMENT TERMS

A. Due Dates.

1. Payment terms for Products purchased hereunder will vary depending on the type of facility to which the Product is delivered, as follows (as such terms are defined in Section 1 of this Exhibit 1):

Delivery to	Payment Term
Warehouses	* days from invoice date
DSD	* days from invoice date
Large Volume Facilities	* days from invoice date

2. Whether Products sold for delivery to a particular Pharmacy or Other Facility qualify for Large Volume Facility payment terms will be determined        *        . Prior to the Effective Date (or when a new Pharmacy or Other Facility begins purchasing under this Agreement), Longs will        *        , and those Pharmacies and Other Facilities will be        *        for that Contract Year. In each following Contract Year, each Pharmacy and Other Facility will be categorized as either a Large Volume Facility or not based on        *        . Whether based on Longs’ initial designation or any subsequent re-categorization, each Pharmacy and Other Facility will remain        *        ; provided, however, Longs may        *        . Such notice must provide updated projections for Net Purchase volumes at least thirty (30) days before they are effective, which changes will be effective only on the first of a calendar month.

B. Payment. Except as otherwise provided in this Agreement, all payments must be received for deposit to ABDC’s account by the due date by EFT. Except as otherwise provided in this Agreement, all amounts payable by ABDC to Longs hereunder (including invoice

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 1- Page 3

adjustments for short deliveries) shall be paid (typically as an invoice credit) within        *        from date of notice thereof, failing which Longs shall be entitled to        *        .

C.         *        . Longs may request from time to time in writing that forms of invoice or other shipping statements sent to its Pharmacies or Other Facilities        *        . Such        *        will be        *        by means of        *        ) delivered to Longs as directed by the Longs Corporate Vice President-Controller. ABDC will exercise its best efforts to        *        to Longs within        *        of the end of each        *        , and in any event will do so not later than        *        of the end of each        *        , with respect to the prior        *        . At the time ABDC provides such a        *        to Longs, ABDC will provide documentation to Longs that identifies (1) each affected invoice, (2) each Product covered by the invoices, (3) the amount Longs paid for each Product, and (4)        *        .

D. Discount. With respect to any discounts, rebates or other price reductions that qualify as “discounts” under 42 C.F.R. §1001.952(h) (the “Discount Safe Harbor”), which are provided by ABDC pursuant to this Agreement: (1) ABDC will comply with applicable laws, including applicable reporting and other obligations imposed on “sellers” under paragraph (h)(2) of the Discount Safe Harbor, including the requirement that sellers fully and accurately report the discounts that they provide to buyers on invoices or other statements submitted to buyers, and (2) Longs will comply with applicable laws, including applicable reporting and other obligations imposed on “buyers” under paragraph (h)(1) of the Discount Safe Harbor, including the requirement that, upon request, buyers provide certain information to the Secretary of the U.S. Department of Health and Human Services or a state agency.

3.	TOTAL BRANDED Rx NET PURCHASE VOLUME

Longs’ aggregate Net Purchase volume of Branded Rx Products under this Agreement will be no less than        *        (“Total Branded Rx Net Purchase Volume”) within a period of        *        , subject to termination of the Agreement as provided in Section 7(A) of the Agreement. In the event Longs fails to do so,        *        .

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 1- Page 4

EXHIBIT 2 TO

PRIME VENDOR AGREEMENT

        *        PROGRAM

1.             *            Program

1.1 Longs shall participate in ABDC’s        *        Program as set forth herein. Longs shall participate in the        *        Automatic Compliance Assurance Program (“ACAP”). Except as otherwise provided in Section 5 of this Exhibit 2, Longs shall purchase        *        of all Generic Rx Products it purchases by making such purchases under the        *        Program.

1.2 ABDC’s guidelines, which it has typically sought from manufacturers for participation in the        *        Program, are as follows:

(a)	* .

(b)	* .

(c)	* .

(d)	* .

(e)	* .

(f)	* .

2. ABDC Program. ABDC will provide a Generic Rx Product purchasing program for the Term. Specifically, this program will include contracting with Generic Rx Product manufacturers and suppliers, and all functions associated with such contracting, either through the        *        Program or outside of such program. Such functions include, but are not limited to:

a.	*

b.	*

c.	*

d.	*

e.	*

f.	*

g.	*

h.	*

i.	*

j.	*

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 2- Page 1

3. Pricing Adjustment.

3.1 Price Adjustments or Allowances. ABDC will pass along to Longs        *        in connection with Products sold within the         *        Program,        *        , but are not limited to, the following:

a.         *

b.         *

c.         *

d.         *

e.         *

f.         *

g.        *        . To the extent that        *        Products manufacturers        *        , ABDC will        *        to Longs        *        ). By way of example, if the        *        is        *        , then        *        from ABDC would be        *        .        *        . The parties will exercise mutual good faith efforts to        *        . For clarity, Longs has agreed to limit        *        to        *        for the sole purpose of        *        . As such, other than        *        , with respect to which Longs will receive        *        , it is the parties’ mutual intent that Longs will receive        *        related to Longs’ purchases through the        *        Program.

3.2 Payment of        *        . ABDC will pay to Longs all        *        with respect to a particular        *        . ABDC will not recognize payments that are contingent or subject to being refunded until they are earned, and ABDC will pay to Longs its        *        ; provided, however, any such        *        .

3.3         *        . During the Term, Longs will receive        *        .        *        payments will be provided together with documentation sufficient to verify the nature and extent of costs incurred by Longs for an audit under § 1861(v)(1)(l) of the Social Security Act, as amended.

3.4 ACAP System. At Longs’ request, ABDC agrees to utilize its ACAP System (as defined in Section 1.1 of Exhibit 2) to force substitute Products onto Longs Contracted Generic Products.

4. Product Selection. ABDC regularly provides a formulary list of Products available under its generally applicable retail         *        Program. The Products available to Longs under the        *        Program under this Agreement will be those Products listed on such formulary list as modified from time to time under ABDC’s generally applicable program,        *        .        *        . Under the         *        Program, ABDC will automatically substitute orders for a particular manufacturer of Rx Product with the equivalent Generic Rx Product manufacturer designated by the parties,        *        . During ABDC’s        *        :

a)	* .

b)	* .

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 2- Page 2

c)	* .

d)	* .

5.         *        .

5.1         *        .

5.2        *        .

5.3        *        .

5.4        *        .

(i)	* .

(ii)	* .

(iii)	* .

6. Own Use Compliance. Under the ABDC        *        Program, Longs represents that all        *        Products purchased are for Longs “own use” as defined under applicable law, regulations and rules thereunder.

7.         *        Service Level. The        *        Program has fulfillment and delivery service levels as set forth in Exhibit 3.

8. Pricing.

8.1 ABDC will sell the Products and provide the Services contemplated by this Exhibit 2 (for Generic Rx Products provided to Longs through the        *        Program and for Generic Rx Products purchased by Longs through ABDC pursuant to Longs Contracted Generics Products contracts) at the prices as set forth below. The parties will comply with Section 2(B)(3) (Contract Administration) of this Agreement regarding its contracts with Generic Rx Product manufacturers to be administered by ABDC.

Products	Price of Goods
* Products	*
Longs Contracted Generic Products	*
Other Generic Rx Products	*

8.2 “        *        ” is defined as (i) with respect to Products purchased by Longs from ABDC under the        *        Program, the        *        , and (ii) with respect to Longs Contracted

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 2- Page 3

Generics Products purchased by Longs through ABDC, the        *        . For purposes of clarity,        *        ; pursuant to other provisions, ABDC will        *        to Longs in connection with        *        Products and Longs may receive        *        (        *        ). Any        *        (        *        ).

8.3 The “        *        ” equals        *        of the        *        of the        *        purchased from ABDC hereunder.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 2- Page 4

EXHIBIT 3 TO

PRIME VENDOR AGREEMENT

ORDERS AND DELIVERY

In addition to the services described in this Agreement, the following terms shall apply to ABDC in connection with Longs’ purchases of Products hereunder.

1. Adjusted Service Level Commitment.

1.1 Calculation of Adjusted Service Level Commitment. ABDC’s service level is the         *         (“Adjusted Service Level”) each calendar month. ABDC’s computerized reports will be used to determine the actual level achieved. Any systems for automatic substitution of Products will be implemented only upon agreement of both parties.

a.	any Product which is * will not be considered in the calculation ( * );

b.	a Product * will not be counted * ;

c.	where only a * quantity is received, it will be considered * ;

d.	any new Product or Product previously not ordered by Longs from ABDC * ;

e.	the quantity of Product ordered in excess of * for such Product on an aggregate basis for all Pharmacies served by a particular DC * ; and

f.	* , to the extent * is caused by such circumstances.

1.2 Service Level. ABDC guarantees that it will meet the following Adjusted Service Levels of all Products in each category ordered by Longs from each DC to the ordering Pharmacy by the next delivery day following receipt of the order by ABDC, adjusted pursuant to Section 1.1 above (“Adjusted Service Level Commitment”). Satisfaction of the Adjusted Service Level Commitment will be determined         *         .

1.2.1	Branded Rx. ABDC will meet a * Adjusted Service Level Commitment for all Branded Rx Products.

1.2.2	* . ABDC will meet a * Adjusted Service Level Commitment for all * Products.

1.2.3	OTC. ABDC will meet a * Adjusted Service Level Commitment for all OTC Products.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 3- Page 1

1.3 Failure to Meet Adjusted Service Level Commitment. If the Adjusted Service Level Commitment is not met for any Product category by any DC for any month, ABDC shall         *         for such failure to meet the applicable Adjusted Service Level; provided, however, (i)         *         ; and (ii)         *         , and remain subject to         *         .

1.4         *         . If service         *         unless doing so would adversely affect         *         ; provided, however,         *         .

1.5 Compliance. In order to determine ABDC’s compliance with the Adjusted Service Level Commitment, ABDC will         *         .

1.6 Longs’ Estimates. Longs will provide its estimated usage on new or irregularly ordered Products with         *         prior to (i) the first order of such Products from ABDC (both new Products and Products that have not been ordered during the prior         *         ) or (ii) any significant increase or reduction in Net Purchases of a Product.         *         .

1.7.         *         Service Level. The         *         Adjusted Service Level Commitment will be         *         , provided, however, that any orders filled with Products         *         shall constitute filled orders.

1.8         *         for Service Level Deficiency. In the event that         *         during any         *         . Longs will promptly notify ABDC there is a         *         and ABDC will have         *         . If ABDC fails to meet the Adjusted Service Level Commitments over the         *         , Longs will         *         .

2. On-Site Representation. ABDC will assign on         *         specific and qualified ABDC associate (the “Associate”), who will be         *         , who will be under the supervision of         *         and who will be         *         , to facilitate exchange of information between Longs and ABDC. As between ABDC and Longs, the Associate will operate as and have the status of an employee of ABDC and will not act as or be an agent or employee of Longs. All of the Associate’s activities will be at ABDC’s risk, and the Associate will not be entitled to workers’ compensation or similar benefits or other insurance protection provided by Longs. As the employer of the Associate, ABDC will be solely responsible for supervising the Associate and determining the means and methods by which the Associate performs his or her tasks.

3. ABDC’s Generic Autoship Responsibilities. For all new Generic Rx Product launches, ABDC will offer         *         . Specifically, ABDC will, at Longs’ choosing,         *         .

4. Delivery Terms.

4.1 Mainland Pharmacies. Deliveries shall be made at the times and according to the schedules as set forth in Section 3(B) of the Agreement.         *         .

4.2 Escalante, ADP and RxD. In each case, deliveries to Escalante, ADP and RxD exclude holidays         *         . Other central fill pharmacies, Mail Order, Specialty Pharmacies, LTC

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 3- Page 2

Pharmacies and Warehouses, and services provided to any PBM operations, will be added to this Agreement upon mutually agreed delivery terms.

4.3 Hawaii Pharmacies. Delivery terms for Hawaii are as set forth in Exhibit 6.

5.         *         . ABDC will assist Longs with the         *         utilized by Longs as follows. ABDC will         *         and, instead, Longs will         *         . ABDC will         *         . Longs may process         *         .

6. Orders; Cut-Off Times.

6.1 Non-Rx Product Orders. Orders for Non-Rx Products will be placed in multiples based on manufacturer’s shelf-pack sizes or, if there is no shelf-pack for such Product, the minimum order will be three (3) of each SKU ordered. All orders for Non-Rx Products for delivery to Mainland Pharmacies must be received by ABDC no later than 4:00 p.m. (local time at ABDC’s serving DC) on the preceding day.

6.2 Orders Excluded from Adjusted Service Level Commitment. Orders for and delivery of Non-Rx Products pursuant to Section 1(C) of Exhibit 1 in the event that Longs’ Warehouse cannot supply such Non-Rx Products that it normally stocks will be excluded from calculation of any Adjusted Service Level Commitment of ABDC, pursuant to Section 1.2 hereof.         *         .

7. Stocking of Non-Rx Products. ABDC will use its normal business logic for stocking or not stocking Non-Rx Products; provided, however,         *         .

8. Deduction Process. ABDC will not         *         , and only if ABDC has an appropriate accounting balance to support a deduction. If ABDC deducts an amount on Longs’ behalf and         *         .

9. Prompt Notification of Longs         *         . ABDC will use commercially reasonable efforts to notify Longs of         *         , including         *         , within         *         of the occurrence of such change.

10. Prompt Notification of         *         . In the event ABDC         *         , ABDC must         *         . Longs will notify ABDC of         *         , and the parties will meet to review such         *         . Failure to provide such prompt notification is not a default under this Agreement,         *         .

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 3- Page 3

EXHIBIT 4 TO

PRIME VENDOR AGREEMENT

RETURNED GOODS POLICY

1. Returned Goods Policy

1.1 ABDC Returns Policy. ABDC will fully credit Longs for all its order filling errors of both Rx and OTC Products not stocked in a Warehouse, all Rx and OTC Products received from ABDC unsaleable (including short-dated), and all Rx and OTC Products ordered in error within thirty (30) days of the invoice date. Other than drop shipments or Products for which the manufacturer prohibits ABDC from taking returns (with regard to which ABDC will facilitate returns to the manufacturer), Longs may return to ABDC         *         any of the Products ABDC ships (i) that do not conform to the representations and warranties set forth in Section 8 of the Agreement, or (ii) that are not of sound and merchantable quality (or otherwise unsaleable). ABDC may charge a service fee on the cost of other salable returned Products during the Term of this Agreement. The service fee for saleable Products returned after thirty (30) days is: Rx Products         *         ; and Non-Rx Products         *         .

1.2 Credit Returns         *         .         *         .

1.3 Products Dating. ABDC will use its commercially reasonable best efforts to deliver Products to Longs with at least         *         remaining prior to Product expiration date) where available, and otherwise with best available dating based on deliveries from the manufacturer. Longs may consider any Product received with dating of less than         *         as not “saleable” hereunder, and may, at its option, return it for full credit or replacement (i.e. Longs will         *         for the Product and ABDC will         *         ).

1.4 Unsaleable Product Returns. Except as set forth in Section 1.3 above, outdated and store damaged Products returned for credit to ABDC are subject to a handling fee based on then-current         *         . The service fee for unsaleable returned Products is: Rx Products         *         ; and Non-Rx Products         *         .

1.5 New Pharmacy         *         Program. Any Pharmacy that is acquired by Longs that will be serviced by ABDC under this Agreement will be permitted         *         . Longs may return for full credit any saleable Product with         *         but only if         *         . In all other respects, standard return policies and guidelines set forth in this Agreement apply.

2. Exceptions to Returned Goods Policy. Longs may not return for credit to ABDC Non-Rx Products that are stocked by Longs in a Warehouse, except:

2.1 Products received from ABDC pursuant to filling errors or received in damaged condition by Longs from ABDC, which Products must be reported pursuant to ABDC’s Returned Goods Policy;

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 4- Page 1

2.2 In Hawaii, Products received from ABDC included on the         *         (as defined Section 1.3 of Exhibit 5) for which ABDC is the primary supplier, subject to the following terms: (i) saleable Products included on the         *         returned for credit to ABDC within         *         from date of invoice will         *         , (ii) saleable Products included on the         *         returned for credit to ABDC after         *         from date of invoice will be subject to a handling fee equal to         *         , and (iii) outdated, store-damaged or otherwise unsaleable Products included on the         *         returned for credit to ABDC will be subject to a handling fee equal to         *         .

3. Return Procedures. Longs’ credit and return requests should be entered electronically as appropriate for ordering errors, defects and outdated and overstocked Products. Longs shall use commercially reasonable efforts to notify ABDC of requests for credits involving billing errors, Products damaged in shipment, shortages, and filling errors as soon as possible (e.g., within         *         of its discovering the error), by telephone to ABDC’s customer service-returned goods department at the serving DC, provided, however,         *         and provided, further, that claims for shortages and damaged controlled substance Products must be reported in compliance with applicable DEA requirements. Return credits are typically issued         *         after ABDC receives returned Product.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 4- Page 2

EXHIBIT 5 TO

PRIME VENDOR AGREEMENT

SERVICES IN HAWAII

1. Pricing. The Price of Goods and other pricing and terms regarding sale of Products for delivery in Hawaii shall be the same as the corresponding pricing and terms regarding sale of Products for Mainland delivery, except as set forth in this Exhibit 5.

1.1 Rx Products. Pricing of Rx Products in Hawaii shall be the same as the corresponding pricing of such Products for Mainland delivery.

1.2. Non-Rx Products. Non-Rx Products, including OTC Products and HBC Products, may be purchased for Hawaii DSD delivery, and the Price of Goods of Non-Rx Products in Hawaii will be:

Products on the * (defined below), and any Longs’ * Products (as agreed below)	*

All other * Non-RX Products (other than (i) Products on the * and (ii) * Products), including non- * Longs’ Private Label Products	*

* Products	*

1.3         *         . Prior to the Effective Date, Longs and ABDC Hawaii representatives will agree upon         *         . Effective July 1, 2007,         *         . The Products on the         *         may be changed from time to time by agreement of the parties’ local representatives, and if mutually agreed may include         *         , provided, however, that (unless otherwise agreed) the         *         is not expected to include         *         .

1.4 Longs’         *         Products. Products that Longs includes in its         *         shall be at the         *         , whether or not on the         *         , but only to the extent         *         .

1.5 Hawaii         *         Non-Rx Product List. The parties will agree upon a list of Non-Rx Product categories that, to the extent ordered by Longs for Hawaii delivery, will be priced at         *         (“Hawaii         *         Non-Rx Product List”); provided, however, the Products on the Hawaii         *         Non-Rx Product List shall not include Products on the         *         . ABDC will work with Longs to mutually manage the Hawaii         *         Non-Rx Product List. ABDC shall determine the pricing for Hawaii         *         Non-Rx Products as provided in Section 1(C)(2)(b) of Exhibit 1; provided, however, the Price of Goods for Hawaii         *         Non-Rx Products may differ from the applicable Price of Goods for Mainland Pharmacies.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 5- Page 1

2. Orders. Orders for Non-Rx Products will be placed in multiples based on manufacturer’s shelf-pack sizes or, if there is no shelf-pack for such Product, the minimum order will be three (3) of each SKU ordered.

3. Delivery.

3.1 Week-Day Pharmacy Delivery. Normal delivery to Pharmacies in Hawaii is five (5) days a week at no additional charge (other than pass-through freight charges for delivery to neighbor island (non-Oahu) Pharmacies). ABDC will for the specified charge provide the following additional delivery services for Pharmacies in Hawaii (“Hawaii Delivery”). Hawaii Delivery includes (i) Saturday delivery of Products from ABDC’s Hawaii DC to all Pharmacies within Hawaii and (ii) delivery of completed prescriptions from HRx to Pharmacies from which such completed prescriptions originated (each an “Originating Pharmacy”) in Hawaii.

3.2 Saturday Pharmacy Delivery Fee. ABDC will provide Saturday delivery of Products for the following additional delivery fees, which may be adjusted         *         :

Oahu Pharmacies (monthly):	* per Pharmacy * Pharmacies = *
Neighbor island (non-Oahu) Pharmacies:	* per Pharmacy (per delivery) for the first * pounds; * per pound thereafter

3.3 Central Fill Delivery Services. (a) ABDC will provide certain central fill delivery services as set forth in this Section 3.3 (“CF Delivery Services”). ABDC will deliver prescriptions processed by HRx (“Delivered Prescriptions”) to Originating Pharmacies designated by Longs, including Oahu Pharmacies and neighbor-island (non-Oahu) Pharmacies, once daily Monday to Saturday (picked-up from HRx the prior evening, Sunday to Friday). HRx will place each Delivered Prescription in a sealed container (tote) bearing the name and address of the Originating Pharmacy. Thereafter, ABDC will deliver each tote containing Delivered Prescriptions to the applicable Originating Pharmacy. ABDC will include Delivered Prescriptions to Originating Pharmacies with deliveries that ABDC is already making to such Originating Pharmacies.

(b) Longs will designate Originating Pharmacies from among the Pharmacies to which ABDC makes daily deliveries within the normal trading area served by ABDC’s Hawaii DC. Longs will pay ABDC the fee (“CF Delivery Fee”) described in Section 3.4 hereof for Delivered Prescriptions to each Originating Pharmacy designated by Longs to receive Delivered Prescriptions. For a Pharmacy that is not an Originating Pharmacy by Longs (e.g. CF delivery due to exceptional circumstances), a CF Delivery Fee will be separately determined, in good faith, taking into consideration ABDC’s cost of providing such delivery service. The parties will comply with provisions for maintaining the confidentiality of patient information set forth in Section 13(B) and (C) of the Agreement.

(c) If HRx relocates to a site that is farther from ABDC’s Hawaii DC, the parties will negotiate in good faith to revise the CF Delivery Fee.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 5- Page 2

(d) ABDC also will provide twice-daily delivery of Products from ABDC’s DC to HRx (Monday to Friday).

3.4 CF Delivery Fee. The current CF Delivery Fee is         *         per month per Originating Pharmacy designated by Longs         *         per Pharmacy x         *         Pharmacies =         *         ). Additionally, Longs will pay pass-through freight charges for overnight courier services for Delivered Prescriptions (currently         *         for the first         *         pounds and         *         per additional pound) to the neighbor island (non-Oahu) Pharmacies. The CF Delivery Fee may be adjusted to         *         , and ABDC will endeavor to provide         *         .

3.5 Billing. Hawaii CF Delivery Services will be billed monthly and paid         *         days from the invoice date. Neighbor island (non-Oahu) Pharmacies will have Hawaii Delivery service fees included in each Pharmacy’s monthly detail billing statement. Currently, CF Delivery Services are provided to         *         Pharmacies. Either party may discontinue all or some of the Hawaii CF Delivery Services upon 30 days’ prior written notice to the other party; provided, however, Longs will not         *         .

3.6         *         Delivery Services. All Hawaii Pharmacies will receive two         *         deliveries per week. Any additional         *         deliveries required by Longs will be subject to an additional         *         charge per delivery, which may be adjusted to         *         . Additionally, all neighbor-island (non-Oahu) Pharmacies will be charged         *         .

4. HazMat Restrictions. Each month, ABDC will deliver to HRx a list of Products carried by ABDC to which Federal Aviation Administration (FAA) or other shipping restrictions apply (“Hazardous Material”). In order to minimize the risk HRx could, by mistake, ship any Hazardous Material, for any products not supplied by ABDC, HRx shall obtain ABDC’s written approval prior to delivery of such products to ABDC. Every Product identified as Hazardous Material that is kept in inventory by HRx will be segregated (electronically or physically) from other Products and clearly marked to indicate applicable shipping requirements, limitations and restrictions. Longs will ensure that each of its HRx employees is fully trained to understand the risks associated with shipping Hazardous Materials, how to avoid shipping Hazardous Material by mistake, and the need to properly label Hazardous Materials that are shipped. Longs will not deliver to ABDC any Hazardous Material in connection with Delivered Prescriptions. Notwithstanding the foregoing, should Longs include any Hazardous Material in any Delivered Prescription, it will properly label such shipment and, under the Agreement, will indemnify ABDC and its employees and agents against any claims for failure to do so.

5. Patient Confidentiality.

5.1 Data associated with Delivered Prescriptions remains the exclusive property of the Originating Pharmacy.

5.2 HRx will deliver Delivered Prescriptions for pick up by ABDC in a separate sealed container (tote) for each Originating Pharmacy. On the exterior of any sealed tote, there

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 5- Page 3

will be no Protected Health Information and no information to indicate the type or quantity of pharmaceuticals it contains.

6. Private Label Products. Longs private label Products will be sold in full-case quantities only.

7. Conditions. It is Longs’ intention and ABDC’s expectation that Longs will         *         of Products in Hawaii, approximately consistent with their respective historical levels.         *         .

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 5- Page 4

EXHIBIT 6 TO

PRIME VENDOR AGREEMENT

CENTRAL FILL PHARMACY SERVICE

1. SRx Delivery Services. ABDC’s serving DCs in Corona, California and Valencia, California will deliver completed filled prescriptions from Longs’ Southern California central fill pharmacy, served by ABDC’s Valencia DC (“SRx”), to each Originating Pharmacy served by ABDC’s Corona and Valencia serving DCs for a delivery fee of         *         . Longs will submit to ABDC a monthly summary report of this service, and ABDC will invoice SRx on a monthly basis for such service.         *         . Completed filled prescriptions from SRx must be delivered to the appropriate ABDC serving DC by no later than         *         , and each must be properly marked and ready for shipment to the Originating Pharmacy. ABDC’s Corona and Valencia serving DCs will deliver completed filled prescriptions received from SRx within the applicable order cut-off time to each Originating Pharmacy         *         on the next day on which such serving DC is making deliveries to such Pharmacy. SRx will deliver completed prescriptions to the serving DC in a separate sealed container (tote) for each Originating Pharmacy. On the exterior of any sealed tote, there will be no Protected Health Information and no information to indicate the type or quantity of pharmaceuticals it contains. Data associated with delivered prescriptions remains the exclusive property of the Originating Pharmacy.

2. Escalante Delivery Services. ABDC’s Sacramento serving DC will deliver completed filled prescriptions from Escalante to each Originating Pharmacy served by ABDC’s Sacramento DC for a delivery fee of         *         . Longs will submit to ABDC a monthly summary report of this service, and ABDC will invoice Escalante on a monthly basis for such service. ABDC will         *         . ABDC’s Sacramento serving DC will pick up (or cause to be picked up) from Escalante completed filled prescriptions in sealed containers bearing the name and address of the Originating Pharmacy for delivery to the Originating Pharmacy         *         on the next day on which ABDC’s Sacramento serving DC is making deliveries to such Pharmacy. Escalante will deliver completed prescriptions for pick up by ABDC in a separate sealed container (tote) for each Originating Pharmacy. On the exterior of any sealed tote, there will be no Protected Health Information and no information to indicate the type or quantity of pharmaceuticals it contains. Data associated with delivered prescriptions remains the exclusive property of the Originating Pharmacy.

3. HRx Delivery Services. ABDC’s delivery services of completed filled prescriptions from HRx (Longs’ Hawaii central fill pharmacy) are described in Exhibit 5.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 6- Page 1

EXHIBIT 7 TO

PRIME VENDOR AGREEMENT

        *         PROGRAM

ABDC will provide the following services (“         *         Program Services”) to Longs in connection with prescriptions dispensed by certain Pharmacies as contract pharmacies for one or more “         *         ” under         *         .

1. Under terms of this Exhibit 7, ABDC will invoice the         *         and the         *         will purchase and take title to Product dispensed on its behalf by Longs.         *         .

2. For each         *         to which it intends to provide contract pharmacy services (         *         ), Longs will enter into a contract pharmacy agreement, which agreement meets all requirements for contract pharmacy agreements under the         *         program.

3. Each         *         (         *         ) must enter into an agreement with ABDC pursuant to which it will agree to purchase from ABDC Product dispensed to the         *         patients by Longs, and ABDC will invoice the         *         pursuant to terms in such agreement. The applicable cost-plus percentage will vary according to payment terms selected by the         *         . Each         *         must meet ABDC’s credit and other requirements,         *         . The agreement between ABDC and the         *         will identify which Pharmacy the         *         has designated as its contract pharmacy.         *         .

4. In response to a valid prescription from a         *         for one of its patients, Longs will dispense the prescription out of its existing inventory.

5. Longs will collect from the patient any applicable co-payment or deductible pursuant to the agreement between Longs and the         *         .

6. Longs will send information on such dispensed prescriptions to its wholly owned subsidiary, Rx America (“Administrator”). No less than once every two weeks, on Monday by 5:00 p.m. (Pacific) or as otherwise agreed, Longs will submit to ABDC by EDI transmission from the Administrator the number of wholesale units (SKUs) that Longs has dispensed to patients of each         *         with which ABDC has a purchasing agreement. Reported wholesale units must be whole units, with no partials. Additionally, unless permitted by         *         regulations and mutually agreed by the parties,         *         . The report will identify which Pharmacy is         *         . Such transmission will be in the standard communication format utilized by the parties, including the Administrator. The Administrator will not transmit any patient identifiable information to ABDC.

7. In response to such report from the Administrator, ABDC will ship Product to the applicable Pharmacy that is the contract pharmacy for the         *         as inventory to replenish Product it dispensed to patients of such         *         .

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 7- Page 1

8. Within ten (10) days, ABDC will invoice each         *         directly pursuant to the agreement between ABDC and such         *         so that the         *         will take title to the         *         . ABDC will send a copy of such invoice to Longs.

9.         *         .

10. Pursuant to the agreement between Longs and the         *         , Longs will invoice the         *         for services Longs has provided, including dispensing fees (less any co-payment, deductible or other payment collected from patients).

11. ABDC will provide the Administrator with the         *         price file         *         , and file updates on interim drug pricing changes         *         , in a format acceptable to the parties, including the Administrator.

12. Longs must promptly provide a signed and notarized         *         .         *         .

13. Longs represents and warrants that, for each report submitted pursuant to Section 6: (A) all information will be accurate and complete and not misleading in any respect; (B) only the Pharmacy named on the self-certification form has provided services to the         *         under such form or as may be approved by         *         ; and (C) all Products were dispensed to patients of a         *         and none were diverted or sold to anyone else.

14. The relationship in this Exhibit 7 has been negotiated by the parties at arms’ length, with a fair market value to the relationship and transactions that are contemplated, and nothing in this Exhibit 7 is intended to confer a benefit that would, in any respect, constitute an inducement or otherwise implicate fraud and abuse and anti-kickback rules under Medicare/Medicaid.

15. Longs will indemnify and defend ABDC, its employees and representatives against all Claims arising out of performance of Longs’ obligations under this Exhibit 7, including any Claims by ABDC due to a breach by Longs of terms in this Exhibit 7 and representations and warranties in Section 13. ABDC will indemnify and defend Longs, its employees and representatives against all Claims arising out of performance of ABDC’s obligations under this Exhibit 7, including any Claims by Longs due to a breach by ABDC terms in this Exhibit 7.

16. Either party may suspend or terminate         *         , with or without cause, upon ninety (90) days’ written notice.

17. Each party represents that it will comply fully with all federal and state laws applicable to         *         programs, including maintaining correct and complete records for at least six (6) years following the date of each transaction, and cooperating with, and making such records available for, an audit during regular business hours upon thirty (30) business days’ notice. The auditing party will bear all costs and expenses associated with such an audit. Records subject to such audit include: prescription records; drug purchase records; prescription claim records transmitted by Longs to ABDC; claim records transmitted from Administrator to ABDC; records of billings to         *         ; records of payments on behalf of         *         to ABDC; records of chargebacks from manufacturers; and credits back from ABDC to Longs.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 7- Page 2

EXHIBIT 8 TO

PRIME VENDOR AGREEMENT

ADDITIONAL VALUE-ADDED SERVICES

1. Services. ABDC will also provide the following Services in connection with the Agreement throughout the Term as provided herein.

A. The following Services are offered to Longs by ABDC         *         :

•	Bar-Coded Shelf Labels

•	DEA Scheduled Pharmaceuticals Purchased Report

•	Monthly Usage and 80/20 Report

•	Price stickers – Rx and OTC

B. The following Services are to be provided to Longs by ABDC for the         *         under the Agreement:

•	* Program as set forth in Exhibit 2

•	Orders, Delivery and Other Services as set forth in Exhibit 3

•	Returned Goods Policy as set forth in Exhibit 4

•	Services in Hawaii as set forth in Exhibit 5

•	Central Fill Pharmacy Service as set forth in Exhibit 6

•	* as set forth in Exhibit 7

C. Representatives of ABDC and Longs will meet         *         to review Services, reports and other operations or logistics matters (“         *         Service Review”). Representatives of ABDC and Longs will meet at least         *         to review implementation of the Agreement and any other matters bearing on the relationship between them with regard to this Agreement (“         *         Business Review”).

D. As         *         , the parties may from time to time mutually agree to         *         , including agreeing to         *         as the parties mutually agree. Further, ABDC will         *         and will offer         *         .

E. For clarity, as of the Effective Date, the         *         was discontinued for all Pharmacies         *         and all         *         were deleted.

2. Ordering & Reporting Software and Hardware

A. ABDC will make available the following ordering and reporting software and hardware.

•	Custom reporting software for * per installation.

•	Internet ordering software (Catalog and Order Entry (COE), iECHO or similar software, as appropriate) for * per installation.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 8- Page 1

•	iScan hardware (current technology) for a purchase fee of * per unit and iScan software and maintenance for * per month per installation.

•	UltraPhase/Telxon handheld electronic order entry terminal (two units per Pharmacy or Other Facility) for * per installation, with additional units available at a monthly fee of * /unit. ABDC must identify to Longs any Pharmacies that are using more than two such units as of the Effective Date, and Longs will have * .

•	Any such hardware may be used solely with ABDC’s ordering and reporting software. Longs is responsible for hardware maintenance and repair

B. ABDC retains title to all ordering and reporting hardware and software and, pursuant to the applicable terms of the Agreement, Longs must return them upon termination of this Agreement.

3. AutoMed

AutoMed has         *         , provided that (a) Longs is a party to and remains in compliance with this Agreement (including its obligation to use ABDC as its primary vendor (as defined in Section 2(A)(1)(a) of the Agreement), and (b) Longs becomes a party to and remains in compliance with a definitive agreement with AutoMed that defines the other terms and conditions of any such transactions as agreed to by Longs and AutoMed.

4. Compliance with         *         .

A. Pursuant to the Prior Agreement (as amended by the 15th Amendment), ABDC provided Longs with certain information relating to         *         . The parties will meet monthly beginning July 2006 to         *         . Beginning in November 2006, such meetings may occur on a weekly basis upon the request of either party unless Longs has assured ABDC it will not require the special delivery arrangements in Section 4(B) below.

B.         *         , Longs will provide ABDC with written notice of         *         . Longs will endeavor to give ABDC as much notice as possible in advance of         *         . As soon as commercially reasonable after receipt of         *         from Longs, ABDC will make arrangements to ship all         *         .

C. In the event Longs requests that ABDC         *         , then         *         . Such terms will continue for an initial period of at least         *         .

D. Upon giving such notice and regularly during such period, Longs will provide its best estimates of the order volume (including, specifically, any incremental volume of Product that is, at the time of such notice, then being purchased from other sources), affected locations and the duration of Longs’ need for         *         .

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 8- Page 2

E. The parties will review whether Longs         *         . Upon such notice, the parties will agree upon         *         and, following termination of such         *         , will then revert to the operations, logistics and pricing as provided in the remainder of this Agreement.         *         . For clarity, special delivery arrangements and related pricing and payment terms under this Section 4 will apply to all purchases by Pharmacies and Other Facilities during such period, including any interim purchases of Product delivered to RxD or another Warehouse during the transition.

5. Returns to Third-Party Processors

A. Longs may elect to use ABDC’s designated third-party returns processor (“Returns Processor”) to handle return of non-saleable Rx Product. Once each         *         (at a time mutually agreed upon by Longs and ABDC), Pharmacies may send expired, unsaleable Rx Products to Returns Processor and not to ABDC. Unsaleable returns are         *         . Longs will pay         *         . For clarity, saleable Product must be returned to ABDC (not to the Returns Processor) because all Products received at Returns Processor will be treated as unsaleable without regard to its expiration date or condition. No such Product will be returned to the Pharmacy. Returns Processor will determine if Product qualifies for a return credit. ABDC will issue the credit to Longs         *         . ABDC will credit Longs         *         at the time of the return for return of unsaleable Rx Products that meet their manufacturer’s return policy, less         *         . Once ABDC issues Longs such credit, Longs will have no recourse with ABDC as to         *         . Likewise, ABDC will have no recourse with Longs regarding         *         . (Alternatively, the parties may agree to a risk-sharing model with a percentage tied to amounts actually received.)

B. In lieu of the Third Party Returns process in paragraph A, Longs may upon 30 days’ prior written notice to ABDC elect to use its own third-party returns processor to handle return of non-saleable Rx Product (“Longs Processor”); provided, however, Longs must         *         and discontinue or resume using Returns Processor as of         *         . In connection with Longs Processor, ABDC will         *         , but only to the extent ABDC receives credits from a manufacturer.

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Exhibit 8- Page 3

ATTACHMENT A

The following terms are defined below or in the body of the Agreement.

*	defined in Section 1(C)(1)(a) of Exhibit 1
*	defined in Exhibit 7
ABDC	defined in the opening Recital of the body of the Agreement
ACAP	defined in Section 1.1 of Exhibit 2
Adjusted Service Level	defined in Section 1.1 of Exhibit 3
Adjusted Service Level Commitment	defined in Section 1.2 of Exhibit 3
Administrator	defined in Section 6 of Exhibit 7
Affiliate	defined in Section 15(B) of the body of the Agreement
*	defined in Section 5.1 of Exhibit 2
Agreement	defined in the opening Recital of the body of the Agreement and further defined in Section 1(C)(8) of the body of the Agreement.
*	defined in Section 5.3 of Exhibit 2
the Associate	defined in Section 2 of Exhibit 3
AutoMed	defined in Recital E(1) of the body of the Agreement
Bankruptcy	defined in Section 7(D)(1) of the body of the Agreement
Branded Rx Products	means those Rx Products sold under their brand name (excluding Generic Rx Products regardless of whether sold under a generic manufacturer’s brand name).
*	defined in Section 5.1 of Exhibit 2
CF Delivery Fee	defined in Section 3.3(b) of Exhibit 5
CF Delivery Services	defined in Section 3.3(a) of Exhibit 5
Confidential Information	defined in Section 13(A) of the body of the Agreement
Contract Year	defined in Section 1(C)(1)(d) of Exhibit 1
Control	defined in Section 15(B) of the body of the Agreement
*	defined in Exhibit 7
*	defined in Section 1.8 of Exhibit 3
DC	defined in Section 3(C) of the body of the Agreement
Delivered Prescriptions	defined in Section 3.3(a) of Exhibit 5
* Products	means * .
*	means, for any Product, the * .
* Non-Rx Products	defined in Section 2(A)(1)(c)(i) of the body of the Agreement (which, for clarity, does not include * Non-Rx Products)
*	defined in Section 1 of Exhibit 7
Disclosing Party	defined in Section 13(A) of the body of the Agreement
Discount Safe Harbor	defined in Section 2(D) of Exhibit 1
Dispute	defined in Section 15(I) of the body of the Agreement
DME	defined in Recital A of the body of the Agreement
DSD	defined in Section 1(A)(1) of Exhibit 1 and referenced in Section 3(B)(1) of the body of the Agreement

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment A - Page 1

Effective Date	defined in Recital D of the body of the Agreement
ERV	defined in Section 5(A) of Exhibit 8
Execution Date	defined in the opening Recital of the body of the Agreement
Fax	defined in Section 10 of the body of the Agreement
*	defined in Section 1 of Exhibit 7
Force Majeure	Defined in Section 11 of the body of the Agreement
Generic Rx Products	means Rx Products that are available from two or more manufacturers and are (i) therapeutically equivalent and (ii) pharmaceutically equivalent and bioequivalent, as determined by FDA. Products are pharmaceutically equivalent if they contain identical amounts of the same active drug ingredient in the same dosage form and meet compendia or other applicable standards of strength, quality, purity, and identity. Products are bioequivalent if they do not present a known or potential bioequivalence problem, or, if they do present such a problem, they are shown to meet an appropriate standard of bioequivalence.
*	defined in Section 5.1 of Exhibit 2
GPO	defined in Section 2(A)(1)(b)(ii) of the body of the Agreement
Hawaii Delivery	defined in Section 3.1 of Exhibit 5
Hawaii * Non-Rx Product List	defined in Section 1.5 of Exhibit 5
*	*
Hazardous Material	defined in Section 4 of Exhibit 5
HBC	defined in Recital A of the body of the Agreement
Herein, hereunder, and similar words	defined in Section 1(C)(3) of the body of the Agreement
HIPAA	defined in Section 13(B) of the body of the Agreement
*	defined in Section 12 of Exhibit 7
HRx	defined in Section 5(C) of the body of the Agreement
*	defined in Section 7(B)(1) of the body of the Agreement
ITP	defined in Section 7(B)(1) of the body of the Agreement
Large Volume Facilities	defined in Section 1(A)(1) of Exhibit 1
Longs	defined in the opening Recital of the body of the Agreement
Longs’ affiliates	defined in Section 4(B) of the body of the Agreement
Longs Contracted Generic Products	defined in Section 2(A)(1)(b)(ii) of the body of the Agreement
Longs Processor	defined in Section 5(B) of Exhibit 8
LTC Pharmacies	defined in Section 2(A)(1)(a) of the body of the Agreement
Mail Order	defined in Recital B of the body of the Agreement
Mainland	defined in Section 1(C)(1) of Exhibit 1
Material Change	defined in Section 7(B)(1) of the body of the Agreement
* Service Review	defined in Section 1(C) of Exhibit 8
*	*

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment A - Page 2

Net Purchases	means total purchases in dollars during a time period less returns, credits, rebates, late payment fees and similar items (to the extent such items are included in total purchases) during such period
Net Purchase Volume	means volume of Net Purchases
New Pharmacy Chain	defined in Section 2(B)(2)(a) of the body of the Agreement
Non-Rx Products	defined in Section 2(A)(1)(c) of the body of the Agreement (which, for clarity, includes both * Non-Rx Products and * Non-Rx Products but excludes Diabetes Care Products even if they do not require a prescription)
Originating Pharmacy	defined in Section 3.1 of Exhibit 5
OTC	defined in Recital A of the body of the Agreement
Other Facilities	defined in Recital B of the body of the Agreement; provided, further, that any LTC Pharmacies that Longs may in the future acquire or operate shall be included within Other Facilities
Other Generic Rx Products	defined in Section 2(A)(1)(b)(iii) of the body of the Agreement
*	defined in Section 8.3 of Exhibit 2
Parent	defined in Section 15(B) of the body of the Agreement
PBM operations	defined in Recital B of the body of the Agreement
*	*
Pharmacies	defined in Recital B of the body of the Agreement
Price of Goods	is the effective pricing to be paid by Longs for Products under this Agreement, as defined with respect to each category of Products.
primarily for Longs	defined in Section 2(C)(2) of the body of the Agreement
Primary vendor	defined in Section 2(A)(1)(a) of the body of the Agreement
Prime interest rate	defined in Section 5 of Exhibit 3
Prior Agreement	defined in Recital C of the body of the Agreement
Products	defined in Recital A of the body of the Agreement
Program	defined in Recital D of the body of the Agreement
Protected Health Information	defined in Section 13(B) of the body of the Agreement
* Products	defined in Section 2(A)(1)(b)(i) of the body of the Agreement
* Program	defined in Section 2(A)(1)(b)(i) of the body of the Agreement
* Business Review	defined in Section 1(C) of Exhibit 8
*	defined in Section 5 of Exhibit 3
Receiving Party	defined in Section 13(A) of the body of the Agreement
RePack Agreement	defined in Recital E(3) of the body of the Agreement
Returned Goods Policy	defined in Section 5(B) of the body of the Agreement. For clarity, the Returned Goods Policy is in Exhibit 4.
Returns Processor	defined in Section 5(A) of Exhibit 8
Rx Products	defined in Recital A of the body of the Agreement
*	defined in Section 1.6 of Exhibit 3
Services	defined in Recital A of the body of the Agreement

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment A - Page 3

SKU	means a wholesale stock-keeping unit, which is the smallest unit by which ABDC inventories and sells Products (e.g., one bottle, vial, tube, container or other package).
Software	defined in Section 14(A) of the body of the Agreement
Special Purchase Products	defined in Section 2(B)(3)(b) of the body of the Agreement
Specialty Pharmacies	defined in Recital B of the body of the Agreement
SRx	defined in Section 1 of Exhibit 6
Subsidiary	defined in Section 15(B) of the body of the Agreement
*	* .
* Category List	is the list in Attachment B, as defined in Section 2(A)(1)(c)(ii) of the body of the Agreement
* Non-Rx Products	defined in Section 2(A)(1)(c)(ii) of the body of the Agreement, and further defined in Section 1(C)(2)(a) of Exhibit 1
Term	defined in Section 7(A) of the body of the Agreement.
Total Branded Rx Net Purchase Volume	defined in Section 3(A) of Exhibit 1
*	defined in Section 1.8 of Exhibit 3
Warehouses	defined in Section 1(A)(1) of Exhibit 1

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment A - Page 4

ATTACHMENT B

        *        Category List (Fine Line Codes)

*
*		*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment B - Page 1

*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment B - Page 2

*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment B - Page 3

*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment B - Page 4

*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*
*	*	*	*	*

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment B - Page 5

*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*
*	*	*	*	*
*
*	*	*	*	*
*
*	*	*	*	*
*
*	*	*	*	*
*
*	*	*	*	*

*	Subject to a request for confidential treatment; Separately filed with the Commission.

Attachment B - Page 6